UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014 (March 14, 2014)

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-4636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Annual Cash Incentive Award Plan for 2014

On March 14, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of XPO Logistics, Inc. (the “Company”) approved a target annual cash incentive award plan for 2014 (the “2014 Bonus Plan”) under the terms of the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan (the “Plan”). A copy of the Plan, which was approved by the Company’s stockholders on May 31, 2012, was set forth in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2012.

The Compensation Committee selected each of the Company’s executive officers to participate in the 2014 Bonus Plan, including the following executive officers (who constitute the Company’s principal executive officer, principal financial officer and the other named executive officers in the Company’s proxy statement filed with the SEC on April 26, 2013 (the “2013 Proxy Statement”)): Bradley S. Jacobs, Chief Executive Officer and Chairman; M. Sean Fernandez, Chief Operating Officer; John J. Hardig, Chief Financial Officer; Gordon E. Devens, Senior Vice President, General Counsel and Secretary; and Scott B. Malat, Chief Strategy Officer. The Compensation Committee selected the participants in the 2014 Bonus Plan in order to help ensure tax deductibility of bonuses paid to such executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The cash bonus awards under the 2014 Bonus Plan are contingent on satisfaction of the requirements set forth in Section 6(e) of the Plan and the terms of the threshold performance goal, which is based upon the Company’s revenue for fiscal year 2014 exceeding the Company’s revenue for fiscal year 2013. The target award under the 2014 Bonus Plan for each participant is 100% of annual base salary ($495,000 for Mr. Jacobs; $475,000 for Mr. Fernandez; $395,000 for Mr. Hardig; and $300,000 for each of Messrs. Devens and Malat). In the event of achievement of the threshold performance goal, the amount of the actual cash bonus award paid under the 2014 Bonus Plan will be determined by the Compensation Committee as a percentage of the target amount of an award based on the participant’s achievement of individual or organizational goals, which would be determined by the Compensation Committee in its sole discretion. Cash bonus awards under the 2014 Bonus Plan may be greater or less than the target award, subject to the individual maximum award limitation provided in the Plan. The Compensation Committee may exercise negative discretion to eliminate or reduce the actual amount, if any, to be paid to each eligible participant under the 2014 Bonus Plan.

Equity Grants to Named Executive Officers

On March 14, 2014, the Compensation Committee approved, and the Company made, time-based restricted stock unit (“Time-Based RSU”) and performance-based restricted stock unit (“PRSU”) grants under the Plan to the following named executive officers in the 2013 Proxy Statement: Mr. Jacobs – 150,593 PRSUs; Mr. Hardig – 44,857 PRSUs; Mr. Devens – 48,062 PRSUs; and Mr. Malat – 57,674 PRSUs and 3,204 Time-Based RSUs. The PRSU awards are intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code. The PRSUs vest upon achievement of the following performance goals (subject, in general, to the grantee’s continued employment by the Company as of the date of determination): (i) the price of a share of the Company’s common stock must trade at or above $60 for 20 consecutive trading days prior to April 2, 2018 and (ii) the Company’s adjusted earnings per share must be at least $2.50 with respect to fiscal 2017. The Time-Based RSUs vest in full on June 30, 2015, subject to the grantee’s continued employment by the Company as of such date. The vesting of the foregoing awards may, in certain circumstances, be accelerated, including prorated acceleration in the event of a termination without Cause or for Good Reason (each, as defined in the Plan)). Under the PRSU grant agreements, in the event that any benefits due or amounts payable to a grantee in connection with a Change of Control (whether or not pursuant to the PRSU grant agreement) constitute “parachute payments” within the meaning of Section 280G of the Code, then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, if it would be more favorable to the grantee on a net after-tax basis. In addition, pursuant to the agreements by which the foregoing equity grants were made, each grantee agreed to resale restrictions prohibiting the sale or transfer prior to the earlier of the grantee’s death, a Change of Control of the Company or September 2, 2016 of any shares of the Company’s common stock acquired upon exercise or settlement of any equity grant received from the Company that was outstanding on or prior to the date of grant of the PRSUs (including any shares of the Company’s common stock acquired upon settlement of the PRSUs).

The foregoing summaries of certain terms and conditions of PRSUs and Time-Based RSUs do not purport to be complete and are qualified in their entirety by reference to the full text of the Performance-Based Restricted Stock Unit Award Agreement and Restricted Stock Unit Award Agreement by which such grants were made, forms of which are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Amendment and Restatement of Employment Agreement with Named Executive Officer

On March 14, 2014, the Company and Mr. Devens entered into an Amended and Restated Employment Agreement (the “Agreement”). The principal terms of the Agreement are described below.

Term. The Agreement provides for Mr. Devens’ employment from his start date on November 14, 2011 until September 2, 2016.

Salary and Annual Incentive Bonus. The Agreement provides that the annual base salary for Mr. Devens will be $300,000 and his target annual bonus will be set between 40% and 100% of his base salary.

Initial Equity Incentive Awards. On November 14, 2011, pursuant to the Agreement, the Compensation Committee granted Mr. Devens 125,000 stock options pursuant to the Plan. The stock options vest, subject to Mr. Devens’ continued employment by the Company on each vesting date, in five equal annual installments beginning on September 2, 2012 and on each of the following four anniversaries. The stock options expire on November 14, 2021.

Benefits and Business Expense Reimbursement. Under the Agreement, Mr. Devens is eligible to participate in the Company’s benefit plans and programs that are generally available to other members of the Company’s senior executive team and is eligible for reimbursement of all reasonable and necessary business expenses incurred in the performance of his duties during the term of the Agreement.

Relocation and Housing Assistance. Pursuant to the Agreement, the Company provided Mr. Devens with relocation and housing assistance. Mr. Devens received an aggregate of $120,000 in relocation and housing assistance during 2011 and 2012.

Termination Events. The Agreement provides that the Company may terminate Mr. Devens’ employment during the term with or without Cause (as defined in the Agreement) and Mr. Devens may terminate his employment with or without Good Reason (as defined in the Agreement). Other than in the event of Mr. Devens’ death or disability, the severance payments described below are subject to and conditioned upon Mr. Devens (1) signing an irrevocable waiver and general release and (2) complying with the restrictive covenants contained in the Agreement (as described below).

In the event that Mr. Devens dies or becomes disabled during the term of the Agreement, or if the Company terminates his employment without Cause, or if he resigns for Good Reason, either prior to a Change of Control or more than one year following a Change of Control, Mr. Devens will be entitled to:

•	accrued and unpaid salary, bonus and vacation benefits;

•	one year’s base salary, at the level in effect on the date of termination, which will be paid in equal installments over the 12 months following the date of termination (subject to any delay required by Section 409A of the Code), which generally will be reduced, dollar-for-dollar, by other earned income; and

•	medical and dental coverage for a period of 12 months from the date of termination, or, if earlier, until Mr. Devens secures other employment.

If Mr. Devens’ employment is terminated during the term of the Agreement as a result of death or disability, all of his unvested equity-based awards made pursuant to the Agreement will automatically vest. In the event Mr. Devens’ employment is terminated either by the Company without Cause or by him for Good Reason during the term of the Agreement, a prorated portion of any unvested equity-based awards scheduled to vest on the next vesting date will vest, and the balance of any such equity-based awards will be forfeited upon the date of termination. If Mr. Devens’ employment is terminated by the Company for Cause or he voluntarily resigns without Good Reason during the term of the Agreement, he will forfeit any unvested equity-based awards.

“Cause,” for purposes of the Agreement, generally means Mr. Devens’:

•	gross negligence or willful failure to perform his duties;

•	commission of any fraud, embezzlement, theft or any act of dishonesty that is injurious to the Company, or any deliberate misappropriation of money or other assets of the Company;

•	breach of any term of the Agreement or any agreement governing any equity-based awards or breach of his fiduciary duties;

•	any willful act, or failure to act, in bad faith to the detriment of the Company;

•	willful failure to cooperate in good faith with a governmental or internal investigation if his cooperation is requested; and

•	conviction of, or plea of nolo contendere to, a felony or any serious crime;

provided that, in cases where cure is possible, Mr. Devens has a cure period of 15 days before he can be terminated for Cause. Mr. Devens also is subject to certain retroactive Cause provisions.

“Good Reason,” for purposes of the Agreement, generally means, without first obtaining the Mr. Devens’ written consent:

•	the Company’s material breach of the terms of the Agreement or a reduction in the base salary;

•	the Company assigns him to a position that is substantially inconsistent with his professional skills and experience level as of his start date; and

•	the Company requires him to report to someone other than the Company’s chief executive officer.

Mr. Devens’ Good Reason termination right is subject to the Company’s 30-day cure period.

Change of Control. The Agreement provides that, upon the occurrence of a Change of Control while Mr. Devens is still employed by the Company, all outstanding equity-based awards held by Mr. Devens will automatically vest. In addition, if Mr. Devens’ employment is terminated without Cause within six months prior to, and in anticipation of, a Change of Control, then all outstanding equity-awards held by him immediately prior to such termination will be deemed to have vested as of such date of termination. In the event that, within a specified period following a Change of Control, Mr. Devens’ employment is terminated by the Company without Cause or he resigns for Good Reason, he will receive:

•	accrued and unpaid salary, bonus and vacation benefits;

•	(i) a lump-sum cash payment equal to three times the sum of his annual base salary and target annual bonus (which will be no less than 100% of his base salary), each at the level in effect on the date of termination (subject to any delay required by Section 409A of the Code); and

•	medical and dental coverage for a period of 36 months from the date of termination.

In order for Mr. Devens to receive the enhanced Change of Control severance payments and benefits described above, his employment would have to terminate within one year following the Change of Control. Pursuant to the Performance-Based Restricted Stock Unit Award Agreement dated March 14, 2014 between the Company and Mr. Devens, in the event that any benefits due or amounts payable to Mr. Devens in connection with a Change of Control (whether or not pursuant to the Performance-Based Restricted Stock Unit Award Agreement) constitute “parachute payments” within the meaning of Section 280G of the Code, then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, if it would be more favorable to Mr. Devens on a net after-tax basis. Mr. Devens is not entitled to a gross-up payment for excise taxes imposed by Section 4999 of the Code on “excess parachute payments,” as defined in Section 280G of the Code.

Clawbacks. Under the Agreement, Mr. Devens is subject to equity and annual bonus clawback provisions in the event of (1) a breach of the restrictive covenants, (2) termination of his employment by the Company for Cause or (3) any financial restatement or material loss to the Company to which he has materially contributed due to fraud or willful misconduct. If any such event occurs, the Company generally may terminate or cancel any awards granted to Mr. Devens (whether vested or unvested), and require him to forfeit or remit to the Company any amount payable (or the net after-tax amount paid or received by him) in respect of any such awards. Furthermore, under the Agreement, in the event that Mr. Devens engages in fraud or other willful misconduct that contributes materially to any financial restatement or material loss to the Company, the Company may generally require him to repay any annual bonus (net of any taxes paid by him) previously paid to him, cancel any earned but unpaid annual bonus or adjust any future compensation such that he will only retain the amount that would have been payable to him after giving effect to the financial restatement or material loss. In addition, in the event that Mr. Devens breaches any restrictive covenant, he will be required, upon written notice from the Company, to forfeit or repay to the Company his severance payments. In certain circumstances, the breach or fraudulent conduct must have occurred within a certain period in order for the Company to be able to clawback the equity-based awards, annual bonus or severance payments.

Restrictive Covenants. Under the Agreement, Mr. Devens is generally subject to the following restrictive covenants: employee and customer non-solicitation during his employment and for a period of three years thereafter; confidentiality and non-disparagement during his employment and thereafter; and non-competition during his employment and for a period of one year following termination by the Company without Cause or by Mr. Devens for Good Reason and for a period of three years following any other type of termination. In addition, the Company has the option to extend the non-competition period for up to two additional years following a termination by the Company without Cause or by Mr. Devens for Good Reason, provided that the Company continues to pay Mr. Devens’ base salary as in effect on the date of termination during the extended non-competition period. In addition, Mr. Devens has a mutual non-disparagement clause.

The foregoing summary of certain terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this report as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Performance-Based Restricted Stock Unit Award Agreement

10.2	Form of Restricted Stock Unit Award Agreement

10.3	Amended and Restated Employment Agreement, dated as of March 14, 2014, between the Company and Gordon E. Devens

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2014	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Performance-Based Restricted Stock Unit Award Agreement

10.2	Form of Restricted Stock Unit Award Agreement

10.3	Amended and Restated Employment Agreement, dated as of March 14, 2014, between the Company and Gordon E. Devens